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                   AEHR TEST SYSTEMS

          CHANGE OF CONTROL SEVERANCE AGREEMENT

      This Change of Control Severance Agreement (the "Agreement") is made and entered into effective as of January 3, 2012 (the "Effective Date"), by and between Gayn Erickson (the "Employee") and Aehr Test Systems, a California corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in
Section 1 below.

                     R E C I T A L S

      A. It is expected that the Company from time to time will consider the possibility of a Change of Control (as defined herein). The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities.

      B. The Board believes that it is in the best interests of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to maximize the value of the Company upon a Change of Control for the benefit of its shareholders.

      C. In order to provide the Employee with enhanced financial security and sufficient encouragement to remain with the Company notwithstanding the possibility of a Change of Control, the Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control.

                          AGREEMENT

      In consideration of the mutual covenants herein contained and the continued employment of Employee by the Company, the parties agree as follows:

      1. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:

       (a) Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee which is intended to result in substantial personal enrichment of the Employee, (ii) Employee's conviction of a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes misconduct and is injurious to the Company, or (iv) continued willful violations by the Employee of the Employee's obligations to the Company after there has been delivered to the Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

       (b) Change of Control. "Change of Control" shall mean the occurrence of any of the following events:




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           (i)      a merger or consolidation of the Company
with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

          (ii)      the approval by the shareholders of the
Company of a plan of complete liquidation of the Company; or

          (iii) the sale or disposition by the Company of all or substantially all of the Company's assets.

      (c)      Involuntary Termination.  "Involuntary
Termination" shall mean (i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities relative to the Employee's duties, position or responsibilities in effect immediately prior to such reduction, or the removal of the Employee from such position, duties and responsibilities, unless the Employee is provided with comparable duties, position and responsibilities; (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) without the Employee's express written consent, a reduction by the Company of the Employee's base salary or Target Bonus as in effect immediately prior to such reduction; (iv) without the Employee's express written consent, a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package lacks basic and customary benefits; (v) without the Employee's express written consent, the relocation of the Employee to a facility or a location more than fifty (50) miles from his current location; (vi) any purported termination of the Employee by the Company which is not effected for Cause or for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this Agreement by any successors contemplated in Section 6 below.

      (d)	Termination Date.  "Termination Date" shall mean
the effective date of any notice of termination delivered by one party to the other hereunder.

     2.	     Term of Agreement.  This Agreement shall terminate upon
the date that all obligations of the parties hereto under this Agreement have been satisfied or, if earlier, on the date, prior to a Change of Control, Employee is no longer employed by the Company.

      3. At-Will Employment. The Company and the Employee acknowledge that the Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement, or as may otherwise be established under the Company's then existing employee benefit plans or policies at the time of termination.

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      4.      Benefits.

       (a) Termination Following A Change of Control. If the Employee's employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a Change of Control and the Employee signs and does not revoke a release of claims with the Company (in a form reasonably acceptable to the Company), Employee shall be entitled to the following severance benefits:

        (i)      Eighteen (18) months of Employee's base
salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the Involuntary Termination;

        (ii)     Bonus for final period. Employee shall
receive a pro rated bonus for the performance period in which the Termination occurs (in addition to the amount in section 4.a.i.) The amount of the bonus shall be equal to the Target Bonus for the period in which the Termination occured multiplied by a fraction in which the numerator is the number of days from and including the first day of the performance period until and including the date of the Termination and the denominator is the number of days in teh performance period, less applicable withholding, payable in a lump sum within thirty (30) days of the Involuntary Termination;

        (iii) all stock options granted by the Company to the Employee prior to the Change of Control shall become fully vested and exercisable as of the date of the termination to the extent such stock options are outstanding and unexercisable at the time of such termination and all stock subject to a right of repurchase by the Company (or its successor) that was purchased prior to the Change of Control shall have such right of repurchase lapse with respect to all of the shares; The Stock Options shall remain exercisable until the earlier of (a) the 18th month anniversary of the date of Termination or (b) the expiration of each option in accordance with its original terms provided.

         (iv) the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee on the day immediately preceding the day of the Employee's termination of employment; provided, however, that (i) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and
(ii) Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.
The Company shall continue to provide Employee with health coverage until the earlier of (i) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve
(12) months from the termination date.

       (b) Termination Apart from a Change of Control. If the Employee's employment with the Company terminates as a result of an Involuntary Termination other than as a result of an Involuntary Termination within the twelve (12) months following a Change of Control, then the Employee Employee shall be entitled to the following severance benefits:

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         (i)    Twelve (12) months of Employee's base
salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the Involuntary Termination;

        (ii)    Bonus for final period. Employee shall
receive a pro rated bonus for the performance period in which the Termination occurs (in addition to the amount in section 4.b.i.) The amount of the bonus shall be equal to the Target Bonus for the period in which the Termination occured multiplied by a fraction in which the numerator is the number of days from and including the first day of the performance period until and including the date of the Termination and the denominator is the number of days in teh performance period, less applicable withholding, payable in a lump sum within thirty (30) days of the Involuntary Termination;

        (iii) any stock options granted by the Company to the Employee prior to the Termination that would have vested within 12 months of the Termination date shall become fully vested and exercisable as of the date of the termination to the extent such stock options are outstanding and unexercisable at the time of such termination and all stock subject to a right of repurchase by the Company (or its successor) that was purchased prior to the Change of Control shall have such right of repurchase lapse with respect to all of the shares; The Stock Options shall remain exercisable until the earlier of (a) the 12th month anniversary of the date of Termination or (b) the expiration of each option in accordance with its original terms provided.

        (iv) the same level of health (i.e., medical, vision and dental) coverage and benefits as in effect for the Employee on the day immediately preceding the day of the Employee's termination of employment; provided, however, that (i) the Employee constitutes a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended; and
(ii) Employee elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.
The Company shall continue to provide Employee with health coverage until the earlier of (i) the date Employee is no longer eligible to receive continuation coverage pursuant to COBRA, or (ii) twelve
(12) months from the termination date.

       (c) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, Employee's termination of employment: (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law.

      5. Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Code, and
(ii) would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then Employee's benefits under this Agreement shall be either

                             -4-


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         (a)      delivered in full, or

         (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise
Tax,

      whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Employee on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

      Unless the Company and the Employee otherwise agree in writing, any determination required under this Section shall be made in writing by the Company's independent public accountants (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

      6.      Successors.

        (a) Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the Company's obligations under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

        (b)       Employee's Successors.    Without the written
consent of the Company, Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of Employee hereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      7.      Notices.

        (a) General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage


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prepaid.  In the case of the Employee, mailed
notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        (b) Notice of Termination. Any termination by the Company for Cause or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than 30 days after the giving of such notice).

      8.      Arbitration.

       (a) Any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

       (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Employee hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

       (c) Employee understands that nothing in this Section modifies Employee's at-will employment status. Either Employee or the Company can terminate the employment relationship at any time, with or without Cause.

       (d) EMPLOYEE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EMPLOYEE UNDERSTANDS THAT SUBMITTING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, CONSTITUTES A WAIVER OF EMPLOYEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:


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          (i)   ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE
OF EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION.

          (ii)  ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE CIVIL RIGHTS ACT OF 1991, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, AND LABOR CODE
SECTION 201, et seq;

          (iii) ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT
DISCRIMINATION.

      9.      Miscellaneous Provisions.

       (a) No Duty to Mitigate. The Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

       (b) Waiver. No provision of this Agreement may be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

       (c) Integration. This Agreement and any outstanding stock option agreements referenced herein represent the entire agreement and understanding between the parties as to the subject matter herein and supersede all prior or contemporaneous agreements, whether written or oral, with respect to the subject matter of this Agreement and any stock option agreement.

       (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.

       (e) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

       (f) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable income and employment taxes.


                          -7-

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       (g)       Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.


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IN WITNESS WHEREOF, each of the parties has executed this
Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



COMPANY:         AEHR TEST SYSTEMS

                 By:  /S/ RHEA J. POSEDEL
		    ---------------------
                 Title: Executive Chairman


EMPLOYEE:        /s/ GAYN ERICKSON
		-------------------
                 Signature


                 GAYN ERICKSON
                -------------------
                 Printed Name



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